Exhibit (23)(d)
CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-32229, 333-58686), S-3 (Nos. 333-125553, 333-52560, 333-27849, 333-37241, 333-74958, 333-45556) and S-4 (No. 33-60007, 33-55805) of CMS Energy Corporation of our report dated February 11, 2005 relating to the 2004 financial statements of Jorf Lasfar Energy Company S.C.A., which appear in the CMS Energy Corporation Form 8-K.
/s/ Price Waterhouse
Casablanca, Morocco
May 31, 2007